SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                      January 23, 1997
        Date of Report (Date of earliest event reported)



                  Willamette Valley Vineyards, Inc.
      (Exact name of registrant as specified in its charter)



    Oregon                 0-21522                93-0981021
(State or other         (Commission             (IRS Employer
juristiction of         file number           Identification No.)
incorporation)

            8800 Enchanted Way, S.E., Turner, Oregon  97392
               (Address of principal executive offices)


                          (503) 231-7616
       (Registrant's telephone number, including area code)




                          Not applicable
 (Former name or former address, if changed since last report)



Item 5.     Other Events.

     On January 23, 1997, Willamette Valley Vineyards, Inc. announced that it had entered into a letter of intent pursuant to which Willamette Valley Vineyards will acquire 100 percent of the outstanding stock of Tualatin Vineyards, Inc., for a purchase price of $1,824,000, plus Tualatin Vineyards' current assets, less Tualatin Vineyards' current and long-term liabilities as reflected in its audited balance sheet as of November 30, 1996, and any subsequent unaudited balance sheet as of the closing date. Willamette Valley Vineyards will pay 35 percent of the purchase price in cash and the balance will be paid through the issuance of common stock in Willamette Valley Vineyards. The transaction is subject to the negotiation and execution of a definitive agreement and is conditioned upon the satisfactory completion of due diligence, receipt of approval from regulatory bodies to the transfer of all necessary licenses, and Willamette Valley Vineyards' completion of financing arrangements on terms and conditions acceptable to the company. The parties anticipate that the closing will occur during the first quarter of 1997.

     The letter of intent and Willamette Valley Vineyard's press release regarding the proposed merger are incorporated herein by reference and filed as exhibits to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     Exhibits

               Number                    Description

               10.1         Letter of Intent to Purchase Tualatin
                            Vineyards, Inc.

               99.1         Press Release dated as of January 23, 1997



SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WILLAMETTE VALLEY VINEYARDS, INC.


Date: January 23, 1997           By:/s/ Kevin R. Chambers
                                    Kevin R. Chambers
                                    Vice President



EXHIBIT INDEX


Exhibit No.               Description


10.1      Letter of Intent to Purchase Tualatin Vineyards, Inc.

99.1      Press Release dated as of January 23, 1997











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